UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2022

ALERISLIFE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

FIVE STAR SENIOR LIVING INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2022, certain subsidiaries of AlerisLife Inc., formerly known as Five Star Senior Living Inc., as described further in Item 5.03 below (together with its applicable subsidiaries, the “Company”), entered into a credit and security agreement (the “Credit Agreement”) with MidCap Funding VIII Trust, as administrative agent and a lender (“MidCap”). Under the terms of the Credit Agreement, the Company closed on a $95.0 million senior secured term loan (the “Loan”), $63.0 million of which was funded upon effectiveness of the Credit Agreement, including approximately $3.2 million in closing costs, while the remaining proceeds are subject to a $12.0 million capital improvements holdback and $20 million available upon achieving certain financial thresholds.

The maturity date of the Loan is January 27, 2025. Subject to the payment of an extension fee and meeting certain other conditions, the Company may elect to extend the stated maturity date of the Loan for two, one-year periods.  The Company is required to pay interest on outstanding amounts at a base rate of the Secured Overnight Financing Rate (“SOFR”) (subject to a minimum base rate of 50 basis points) plus 450 basis points. The Credit Agreement requires customary mandatory prepayment of the Loan on account of certain events of default. Voluntary prepayments made within 18-months of the effective date of the Loan will be subject to a prepayment fee, but the Loan may thereafter be voluntarily prepaid without premium or penalty. The Company will be required to pay an exit fee upon any prepayment of the Loan, which would be in addition to any prepayment fee that may be payable.

Certain subsidiaries of the Company are borrowers under the Credit Agreement and the Company and one of its subsidiaries provided a payment guarantee of up to $40.0 million of the obligations under the Credit Agreement as well as standard non-recourse carve-outs. The guaranty is evidenced by a Guaranty and Security Agreement (the “Guaranty Agreement”) made by the Company and one of its subsidiaries in favor of MidCap. Pursuant to the Guaranty Agreement, the Company’s subsidiary granted MidCap a security interest on all of the assets of the subsidiary. The Guaranty Agreement requires the Company and its subsidiary to comply with various covenants, including restricting the Company’s ability to make distributions to shareholders.

The Loan is secured by real estate mortgages on 14 senior living communities owned by the borrowers, the borrowers’ assets and certain related collateral.

The Loan provides for acceleration of payment of all amounts outstanding upon the occurrence and continuation of certain events of default, including a change of control of the Company, as defined in the Credit Agreement.  The Credit Agreement also contains a number of financial and other covenants, including covenants that restrict the borrowers’ ability to incur indebtedness or to pay or make distributions under certain circumstances and require the Company to maintain certain financial ratios. The Credit Agreement also contains certain customary representations and warranties and reporting obligations.

The foregoing descriptions of the Credit Agreement and Guaranty Agreement are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Guaranty Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the Loan, the Company terminated Company's secured revolving credit facility with Citibank, N.A, the Guarantors thereto and the other parties thereto and the related Second Amended and Restated Credit Agreement, dated as of June 12, 2019, among the Company, the Guarantors party thereto, Citibank N.A. and the other parties thereto (together, the “Citibank Credit Facility”). No borrowings were outstanding under the Citibank Credit Facility at the time the Company entered into the Credit Agreement. The information about the termination of the Citibank Credit Facility set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on January 25, 2022, Five Star Senior Living Inc. changed its name to “AlerisLife Inc.” pursuant to Articles of Amendment to its Articles of Amendment and Restatement filed with the Maryland State Department of Assessments and Taxation. Effective as of the opening of trading on January 28, 2022, the Company’s shares of common stock began trading on The Nasdaq Stock Market LLC under the ticker symbol “ALR”.

Also effective January 25, 2022, the Company adopted Amended and Restated Bylaws reflecting the change of its name described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby furnishes the following exhibit:

3.1	Articles of Amendment, dated January 25, 2022.
3.2	Composite Copy of Articles of Amendment and Restatement, dated December 5, 2001, as amended to date.
3.3	Composite Copy of Articles of Amendment and Restatement, dated December 5, 2001, as amended to date (marked copy).
3.4	Amended and Restated Bylaws of the Company, adopted January 25, 2022.
3.5	Amended and Restated Bylaws of the Company, adopted January 25, 2022 (marked copy).
3.6	Form of Common Stock Certificate.
10.1	Credit and Security Agreement, dated January 27, 2022, among certain subsidiaries of AlerisLife Inc., MidCap Funding VIII Trust, as administrative agent, the lenders from time to time party thereto.*
10.2	Guaranty and Security Agreement, dated January 27, 2022, by AlerisLife Inc. and Five Star Senior Rehabilitation and Wellness Services, LLC in favor of MidCap Funding VIII Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and similar attachments have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule or attachment to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERISLIFE INC.

By:	/s/ Jeffrey C. Leer
Name:	Jeffrey C. Leer
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: January 31, 2022